UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2010 (March 4, 2010)

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT		06382
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Mohegan Tribal Gaming Authority (the “Authority”) is governed by a nine-member Management Board, whose members also comprise the Mohegan Tribal Council (the “Tribal Council”), the governing body of the Mohegan Tribe of Indians of Connecticut (the “Tribe”). Any change in the composition of the Tribal Council results in a corresponding change in the Authority’s Management Board. The registered voters of the Tribe elect all members of the Tribal Council.

On March 4, 2010, the Tribe’s Council of Elders announced that Marilynn R. Malerba, Chairwoman of the Tribal Council and the Authority’s Management Board, was selected to serve as Chief of the Tribe. Ms. Malerba is expected to resign as Chairwoman of the Tribal Council and the Authority’s Management Board upon her induction as Chief on August 15, 2010. It is expected that the Tribal Council will then name a new Chair from among its members who also will serve as Chair of the Authority’s Management Board. The Tribe then expects to hold a special election to fill the vacancy on the Tribal Council and the Authority’s Management Board and to serve out the remainder of Ms. Malerba’s term, which expires in 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: March 5, 2010	By:	/s/ ALLISON D. JOHNSON
Allison D. Johnson
Recording Secretary and Member, Management Board